UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 24, 2007, Fiserv, Inc. (the “Company”) signed definitive agreements to sell its Fiserv Investment Support Services operations in two separate transactions. The transactions, which are subject to customary conditions and antitrust and federal and state banking regulatory approvals, are expected to close by the end of the year, or earlier, depending on the timing of regulatory approvals.

In one transaction, TD AMERITRADE Online Holdings Corp. (“TD AMERITRADE”) has agreed to acquire Fiserv Trust Company and the accounts of the Company’s institutional retirement plan and advisor services operations for $225 million in cash at closing plus contingent cash consideration of up to $100 million based on the achievement of revenue targets over the twelve months subsequent to closing. In addition, the Company will be reimbursed by TD AMERITRADE for the net capital included in the business of approximately $50 million at closing, and the Company will withdraw its additional excess capital of approximately $30 million. As part of the transaction, the Company’s registered investment advisor and retirement plan administrator clients will transition post-closing to TD AMERITRADE. The Company will enter into a transition services agreement with TD AMERITRADE, under which it will provide services to the business for a period of up to six months after the closing, in order to facilitate an orderly transition of the business.

In a separate transaction, Robert Beriault Holdings, Inc., an entity controlled by Robert Beriault, who is currently group president for Fiserv Investor Support Services, has agreed to acquire the remaining accounts and net capital of the investment support services business, including the investment administration services business which provides back office and custody services for individual retirement accounts, for approximately $50 million in cash. The Company will retain a preferred share minority interest in this business.

The Company expects to reflect the Fiserv Investment Support Services operations in discontinued operations beginning with the announcement of its financial results for its second quarter.

A copy of the press release announcing the Company’s entry into the agreements is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

Exhibit Number	Description
99.1	Press Release of Fiserv, Inc., dated May 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: May 25, 2007	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer,
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Fiserv, Inc., dated May 24, 2007